Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Long Term Incentive Plan and the Inducement Stock Option Awards (Feb 2015 – Oct 2015) of PTC Therapeutics, Inc. of our report dated March 2, 2015 with respect to the consolidated financial statements of PTC Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Metropark, New Jersey
January 4, 2016